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                                                                EXHIBIT 21

                               I-FLOW CORPORATION
                              LIST OF SUBSIDIARIES


Following is a list of subsidiaries of the Company which are included in the Company's consolidated financial statements:

                                                State of Jurisdiction
Name                                               of Incorporation
----                                            ---------------------

Block Medical, Inc.                             California

Block Medical de Mexico, S.A. de C.V.           Mexico